Exhibit 99.1

NEWS RELEASE

Paragon Commercial Corporation Reports 22% Increase
in Earnings for the Fourth Quarter of 2016

Highlights:
■
Fourth quarter 2016 net income of $3.6 million, a 22% increase over the same period in the prior year
■
Annual 2016 net income of $13.4 million, a 19% increase over the prior year
■
Fully diluted earnings per share of $0.67 versus $0.65 for fourth quarter of 2015
■
Loan growth of $25.9 million in the fourth quarter
■
Credit quality remains strong with nonperforming loans at only 0.08% of total loans and no accruing loans past due greater than 30 days
■
Fourth quarter ROAA of 0.97% and ROAE of 10.68%

RALEIGH, N.C., January 18, 2017 – Paragon Commercial Corporation (the “Company” ) (Nasdaq: PBNC), parent company of Paragon Bank, today reported unaudited financial results for the three- and twelve-month periods ended December 31, 2016. Net income during the three-month period increased 22% to $3.6 million compared to $3.0 million for the same period in 2015. The increase in earnings was primarily driven by an increase in net interest income as a result of continued loan growth. The increase in net interest income was partially offset by a $200,000 loan loss provision as the Company increased its Allowance for Loan Losses commensurate with loan growth. In addition, the fourth quarter of 2016 included $443,000 in loss on write-down of foreclosed properties compared to only $287,000 for the same period in 2015. Fully diluted earnings per share (“EPS”) for the period were $0.67, an increase of $0.02 from the same period in 2015 despite the additional shares issued as a result of the Company’s initial public offering (“IPO”) and listing on Nasdaq during the second quarter of 2016. Despite increasing the share count by approximately 18% as a result of the IPO, the share addition only resulted in EPS dilution for one quarter. For the year ending December 31, 2016, the Company reported net income of $13.4 million, an increase of 19% over the $11.2 million of net income for the same period in 2015. Robert C. Hatley, President and CEO stated, “We continued our steady growth and performance in the fourth quarter. 2016 proved to be the most successful year in Paragon’s 17-year history. Our performance in loan growth, efficiency, credit quality, profitability, and deposit growth placed Paragon as a high achieving bank. We also completed a successful initial public offering in June. We are extremely pleased with the performance in our stock since our June IPO. This could not be accomplished if it were not for our staff, our unique business model and the outstanding markets we serve.”

The annualized return on average assets for the fourth quarter of 2016 was 0.97% and the annualized return on average equity was 10.68% compared to 0.89% and 12.26%, respectively, for the same ratios in the fourth quarter of 2015. Those ratios were impacted by the additional capital as a result of the IPO.

Consolidated Assets
Total consolidated assets on December 31, 2016 were $1.50 billion compared to $1.31 billion as of December 31, 2015. Assets increased during the quarter by $25.0 million as a result of strong loan demand.

Loan Portfolio
Loans outstanding increased by $25.9 million during the fourth quarter from $1.17 billion at September 30, 2016 to $1.19 billion at December 31, 2016. Commercial and industrial and owner occupied commercial real estate grew $14.0 million during the period and consumer real estate and other consumer lending increased $5.5 million while commercial real estate and multifamily combined remained relatively flat. The Company continues to see strong loan growth throughout the Raleigh, Charlotte and Cary markets.

Deposit Portfolio
Total deposits decreased by $26.8 million during the fourth quarter as the Company continued to pay down wholesale deposits in an effort to reduce its noncore deposit percentage. During the fourth quarter, an increase in demand account balances of $22.8 million was offset by decreases in money market and interest checking accounts of $25.1 million. However for the year, these types of accounts experienced a combined increase of $290.2 million or 44% compared to a decline in time deposits during the year of $100.8 million or 32%. During the fourth quarter, time deposits decreased by $24.6 million or 10% as the Company continued to implement its strategic initiative to reduce its reliance on time deposits.

Credit Quality
The Company recorded a $200,000 loan loss provision for the fourth quarter of 2016 as a result of the growth in total loans. There was no provision for loan losses for the quarter ended December 31, 2015. The allowance for loan losses as a percentage of total loans at December 31, 2016 was 0.66%, down from 0.68% in the third quarter of 2016, reflecting continued credit improvement as the Company posted a quarter with no accruing loans past due greater than 30 days at period end.

Asset quality continued to remain strong as nonperforming loans were 0.08% of total loans at December 31, 2016. Loans past due 30 days or greater at quarter end were 0.00% of total and the ratio of total nonperforming assets to total assets including foreclosed real estate was 0.38%.

Net Interest Income
Net interest income increased by $1.7 million during the fourth quarter of 2016 compared to the fourth quarter of 2015. Net interest income totaled $12.4 million during the period, representing a net interest margin of 3.58% on a tax equivalent basis, which was up 0.06% when compared to 3.52% in the fourth quarter of 2015. For the year ended December 31, 2016, net interest income increased $5.0 million compared to the year ended December 31, 2015.

Non-Interest Income
For the fourth quarter of 2016, non-interest income was $209,000 compared to $102,000 for the same period in 2015. The fourth quarter of 2016 was impacted by $443,000 in write-downs or loss on sale of foreclosed real estate compared to $287,000 in such losses in the same period of 2015.

Non-Interest Expenses
Non-interest expenses in the fourth quarter of 2016 were $7.0 million compared to $6.3 million in the fourth quarter of 2015. Personnel expense increased by $466,000 as the Company added lenders and staff to support its strong growth. This expense, however, was partially offset by declines in several other key categories including advertising and public relations which declined by $187,000 and FDIC and other supervisory fees which declined by $158,000 in the fourth quarter of 2016 compared to the fourth quarter of 2015.

MEDIA INQUIRIES:
Blair Kelly – MMI Public Relations, 919.233.6600 or BKelly@MMIpublicrelations.com
Scott Williams – Paragon Bank, SVP/Director of Marketing & Public Relations, 919.534.7385 or SWilliams@ParagonBank.com

INVESTOR INQUIRIES:
Steve Crouse – Paragon Bank, Chief Financial Officer, 919.534.7404 or SCrouse@ParagonBank.com

NEW MEDIA CONTENT:
Paragon Bank LinkedIn Page: http://linkd.in/P0o9Wc

ABOUT PARAGON COMMERCIAL CORPORATION
Paragon Commercial Corporation is the parent company of Paragon Bank, which provides a private banking experience to businesses, professionals, executives, entrepreneurs and other individuals. Founded in Raleigh, North Carolina in 1999, Paragon Bank provides banking services through highly responsive professionals, an extensive courier service, online and mobile technologies, free worldwide ATM access, and a select number of strategically placed offices in Raleigh, Cary and Charlotte, NC. For more information, visit http://ParagonBank.com.

FORWARD-LOOKING STATEMENTS
Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, without limitation: the effects of future economic conditions; governmental fiscal and monetary policies; legislative and regulatory changes; the risks of changes in interest rates; management of growth; fluctuations in our financial results; reliance on key personnel; our ability to compete effectively; privacy, security and other risks associated with our business; and the other factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of our website at https://paragonbank.com/investor-relations/ or upon request from our investor relations department. Paragon Commercial Corporation assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

USE OF NON-GAAP FINANCIAL MEASURES
Some of the financial measures included in this press release are not measures of financial performance recognized by United States generally accepted accounting principles, or GAAP. These non-GAAP financial measures are “overhead to average assets” and “efficiency ratio.” Our management uses these non-GAAP financial measures in its analysis of our performance and because of market expectations of use of these ratios to evaluate the Company. Management believes each of these non-GAAP financial measures provides useful information about our financial condition and results of operation.

“Overhead to average assets” reflects the amount of non-interest expenses incurred in comparison to the total size of the Company and provides investors with an additional measure of our productivity.

The efficiency ratio shows the amount of revenue generated for each dollar spent and provides investors with a measure of our productivity.

These non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

PARAGON COMMERCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	as of December 31,
(Dollars in thousands, except per share data)	2016	2016	2016	2016	2015	2016	2015
Loans and loan fees	$13,261	$12,544	$11,840	$11,190	$11,311	$48,835	$43,500
Investment securities	1,264	1,214	1,369	1,219	1,238	5,066	4,786
Federal funds and other interest income	48	97	63	58	45	266	149
Total Interest and Dividend Income	14,573	13,855	13,272	12,467	12,594	54,167	48,435
Interest-bearing checking and money markets	1,064	966	836	857	769	3,723	2,756
Time deposits	560	588	556	567	704	2,271	3,313
Borrowings and repurchase agreements	530	534	579	492	391	2,135	1,315
Total Interest Expense	2,154	2,088	1,971	1,916	1,864	8,129	7,384
Net Interest Income	12,419	11,767	11,301	10,551	10,730	46,038	41,051
Provision for loan losses	200	391	-	-	-	591	750
Net Interest Income after Provision for Loan Losses	12,219	11,376	11,301	10,551	10,730	45,447	40,301
Non-interest Income
Increase in cash surrender value of bank owned life insurance	247	220	226	223	221	916	853
Net gain (loss) on sale of securities	21	-	-	85	(26)	106	542
Deposit service charges and other fees	64	65	56	58	56	243	219
Mortgage banking revenues	48	59	33	32	41	172	197
Net loss on sale or write-down of other real estate	(443)	-	(45)	(212)	(287)	(700)	(759)
Other non-interest income	272	94	111	80	97	557	402
Total Non-interest Income	209	438	381	266	102	1,294	1,454

Non-interest Expense
Salaries and employee benefits	4,083	3,912	3,742	3,867	3,617	15,604	13,331
Occupancy	393	362	342	344	344	1,441	1,547
Furniture and equipment	560	456	502	492	495	2,010	1,878
Data processing	270	270	279	296	257	1,115	1,103
Directors fees and expenses	193	219	219	252	251	883	921
Professional fees	429	208	182	237	123	1,056	737
FDIC and other supervisory assessments	71	220	217	195	229	703	939
Advertising and public relations	210	239	234	188	397	871	934
Unreimbursed loan costs and foreclosure related expenses	145	172	142	69	124	528	874
Other expenses	654	720	629	660	463	2,663	2,496
Total Non-interest Expenses	7,008	6,778	6,488	6,600	6,300	26,874	24,760

Income before income taxes	5,420	5,036	5,194	4,217	4,532	19,867	16,995
Income tax expense	1,798	1,581	1,719	1,379	1,569	6,477	5,761
Net income	$3,622	$3,455	$3,475	$2,838	$2,963	$13,390	$11,234

Basic earnings per share	$0.67	$0.64	$0.76	$0.62	$0.65	$2.69	$2.49
Diluted earnings per share	$0.67	$0.64	$0.75	$0.62	$0.65	$2.68	$2.47

PARAGON COMMERCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(Dollars and shares in thousands)	2016	2016	2016	2016	2015
Assets
Cash and due from banks	$43,005	$73,706	$100,115	$51,559	$55,530
Investment securities - available for sale, at fair value	197,441	178,606	186,323	182,157	168,896
Loans-net of unearned income and deferred fees	1,191,280	1,165,345	1,105,344	1,044,981	1,016,156
Allowance for loan losses	(7,909)	(7,925)	(7,986)	(7,931)	(7,641)
	1,183,371	1,157,420	1,097,358	1,037,050	1,008,515
Premises and equipment, net	15,642	15,858	16,124	16,281	16,433
Bank owned life insurance	34,190	28,943	28,723	28,497	28,274
Federal Home Loan Bank stock, at cost	8,400	5,425	8,613	7,232	8,061
Accrued interest receivable	4,368	4,022	4,092	3,858	3,795
Deferred tax assets	4,841	3,361	3,264	4,304	4,118
Other real estate owned and reposessed property	4,740	5,183	5,183	5,228	5,453
Other assets	7,769	6,335	4,538	5,011	6,836
Total Assets	$1,503,767	$1,478,859	$1,454,333	$1,341,177	$1,305,911

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Demand, non-interest bearing	$211,202	$188,398	$179,070	$166,556	$158,974
Money market accounts and interest checking	742,046	767,124	654,954	624,199	504,092
Time deposits	219,007	243,563	266,177	256,378	319,781
Total deposits	1,172,255	1,199,085	1,100,201	1,047,133	982,847
Repurchase agreements and federal funds purchased	20,174	19,796	22,690	24,494	30,580
Borrowings	150,000	100,000	175,000	146,673	169,800
Subordinated debentures	18,558	18,558	18,558	18,558	18,558
Other liabilities	6,679	6,398	6,175	4,147	6,468
Total Liabilities	1,367,666	1,343,837	1,322,624	1,241,005	1,208,253

Stockholders' equity
Common stock, $0.008 par value	44	44	43	37	37
Additional paid in capital	80,147	80,015	79,845	53,235	53,147
Retained earnings	58,750	55,128	51,673	48,198	45,360
Accumulated other comprehensive (loss) income	(2,840)	(165)	148	(1,298)	(886)
Total Stockholders' Equity	136,101	135,022	131,709	100,172	97,658
Total Liabilities and Stockholders' Equity	$1,503,767	$1,478,859	$1,454,333	$1,341,177	$1,305,911

PARAGON COMMERCIAL CORPORATION
LOANS
(Unaudited)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(In thousands except per share data)	2016	2016	2016	2016	2015
Loans
Construction and land development	$79,738	$74,605	$63,819	$68,316	$64,704
Commercial real estate:
Commercial real estate	365,569	355,839	340,475	320,791	305,723
Commercial real estate - owner occupied	186,892	178,631	158,612	144,168	147,017
Farmland	-	994	1,002	1,313	1,332
Multifamily, nonresidential and junior liens	89,191	96,643	93,945	86,610	79,171
Total commercial real estate	641,652	632,107	594,034	552,882	533,243
Consumer real estate:
Home equity lines	87,489	86,361	85,883	80,940	78,943
Secured by 1-4 family residential, secured by 1st deeds of trust	195,343	190,913	186,054	171,355	167,709
Secured by 1-4 family residential, secured by 2nd deeds of trust	4,289	4,358	3,656	3,731	3,723
Total consumer real estate	287,121	281,632	275,593	256,026	250,375
Commercial and industrial loans	170,709	164,913	157,640	153,159	153,669
Consumer and other	12,060	12,088	14,258	14,598	14,165
Total loans	1,191,280	1,165,345	1,105,344	1,044,981	1,016,156

PARAGON COMMERCIAL CORPORATION
OTHER FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(In thousands, except per share data)	2016	2016	2016	2016	2015
Selected Average Balances:
Average total assets	$1,489,487	$1,452,526	$1,393,722	$1,323,397	$1,330,518
Average earning assets	1,409,467	1,378,081	1,310,510	1,235,237	1,239,027
Average loans	1,184,790	1,135,448	1,071,325	1,019,396	1,004,627
Average total deposits	408,949	1,123,277	1,019,133	994,219	1,010,610
Average stockholders' equity	135,656	133,494	103,682	99,090	96,688

Performance Ratios:
Return on average assets	0.97%	0.95%	1.00%	0.86%	0.89%
Return on average equity	10.68%	10.35%	13.41%	11.46%	12.26%
Tangible common equity ratio	9.05%	9.13%	9.06%	7.47%	7.48%
Total interest-earning assets	$1,435,505	$1,408,456	$1,373,728	$1,257,254	$1,224,106
Tax equivalent net interest margin	3.58%	3.47%	3.55%	3.54%	3.52%
Overhead to average assets (1)	1.88%	1.87%	1.86%	1.99%	1.89%
Efficiency ratio (1)	52.66%	54.38%	54.13%	59.04%	55.44%

Credit Ratios:
Non-accrual loans	$968	$948	$1,220	$487	$513
Other real estate owned	$4,740	$5,183	$5,183	$5,228	$5,453
Nonperforming assets to total assets	0.38%	0.41%	0.44%	0.43%	0.46%
Nonperforming loans to total loans	0.08%	0.08%	0.11%	0.05%	0.05%
Loans past due >30 days and still accruing	$-	$499	$346	$127	$-
Net loan charge-offs (recoveries)	$216	$452	$(56)	$(289)	$(23)
Annualized net charge-offs (recoveries)/average loans	0.07%	0.16%	-0.02%	-0.11%	-0.01%
Allowance for loan losses/total loans	0.66%	0.68%	0.72%	0.76%	0.75%
Allowance for loan losses/nonperforming loans	817%	836%	655%	1629%	1489%

Per share data:
Average diluted common shares outstanding	5,422,817	5,445,641	4,624,326	4,574,455	4,567,023
End of quarter common shares outstanding	5,450,713	5,450,042	5,449,886	4,581,334	4,581,334
Book value per common share	$24.97	$24.77	$24.17	$21.87	$21.32
(1)
This measure is not a measure recognized under United States generally accepted accounting principles, or GAAP, and is therefore considered to be a non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation of this measure to the most directly comparable GAAP measure.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

“Overhead to average assets” is defined as non-interest expense divided by total average assets. We believe overhead to average assets is an important indicator of the Company’s level of non-interest expenses relative to the Company’s overall size, which assists in the evaluation of our productivity. While the overhead to average assets ratio is a measure of productivity, its value reflects the attributes of the business model we employ.

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Overhead to Average Assets
Non-interest expense	$7,008	$6,778	$6,488	$6,600	$6,300
Average Assets	1,489,487	1,452,526	1,393,722	1,323,397	1,330,518

Overhead to Average Assets	1.88%	1.87%	1.86%	1.99%	1.89%

“Efficiency ratio” is defined as total non-interest expense divided by adjusted operating revenue. Adjusted operating revenue is equal to net interest income (taxable equivalent) plus non-interest income, adjusted to exclude the impacts of gains and losses on the sale of securities and gains and losses on the sale or write down of foreclosed real estate because we believe the timing of the recognition of those items to be discretionary. We believe the efficiency ratio is important as an indicator of productivity because it shows the amount of revenue generated by our operations for each dollar spent. While the efficiency ratio is a measure of productivity, its value reflects the attributes of the business model we employ.

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Efficiency Ratio
Non-interest expense	$7,008	$6,778	$6,488	$6,600	$6,300

Net interest taxable equivalent income	$12,676	$12,026	$11,560	$10,785	$10,949
Non-interest income	209	438	381	266	102
Net gain (loss) on investment securities	(21)	-	-	(85)	26
Net loss on sale or writedown of foreclosed real estate	443	-	45	212	287
Adjusted operating revenue	$13,307	$12,464	$11,986	$11,178	$11,364

Efficiency ratio	52.66%	54.38%	54.13%	59.04%	55.44%